Exhibit 10.4

SECOND AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

          SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Second Amendment”) dated as of August ___, 2007, by and among INCENTRA SOLUTIONS, INC., a Nevada corporation (“Parent”), INCENTRA HELIO ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), HELIO SOLUTIONS, INC., a California corporation (the “Company”), and DAVID CONDENSA, as Shareholders’ Representative.

RECITALS

          WHEREAS, Parent, Merger Sub, Company and Shareholders’ Representative are parties to that certain Agreement and Plan of Merger dated August __, 2007 (the “Merger Agreement”), as amended by that certain First Amendment to Agreement and Plan of Merger dated as of August __, 2007 ( as amended by the First Amendment, the Merger Agreement). Capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement and the First Amendment.

          WHEREAS, the parties desire to further amend the Merger Agreement on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and any provisions of the Merger Agreement to the contrary notwithstanding, the parties hereto intending to be legally bound do hereby agree as follows:

          1. Net Working Capital Measurement at Closing. The Net Working Capital measurement date shall be changed from the Closing Date to August 31, 2007 and the term “Closing Net Working Capital” as used in the Merger Agreement, as amended hereby, shall mean Net Working Capital of the Company as of August 31, 2007. In the event that as of August 31, 2007, Net Working Capital is less than $1,800,000, excluding any current assets arising from or related to the executive life insurance policies, the amount by which Net Working Capital is less than $1,800,000 will be paid to Incentra by the Helio Shareholders outside of escrow and not by way of the Escrow Funds, provided that Dave Condensa may cause the insurance policies to be liquidated, and if the proceeds thereof remain in the Company, such proceeds shall be included in determining Closing Net Working Capital and shall reduce the amount of any shortfall that otherwise would arise. Such payment shall be made to Incentra no later than September 21, 2007. From the Closing Date through August 31, 2007, the Company shall not unreasonably cause any decrease in Net Working Capital.

          2. Waiver of Covenants. Parent and Merger Sub acknowledge and accept that as of Closing, notwithstanding the certificates of the President and Treasurer of the Company to be delivered at Closing, the Company will not have the minimum $1,500,000 in Net Working Capital required for closing. Subject to the provisions of this Second Amendment, Parent and Merger Sub hereby waive, as of the date hereof and as of Closing, the conditions and covenants set forth in the Merger Agreement to the extent such conditions or covenants are breached or not fulfilled as a result of the failure of the Company to deliver $1,500,000 of Net Working Capital.

          3. Closing; Scope of Amendment. Closing shall occur on August 17, 2007, or such other date is as agreed upon by the parties, subject to the terms and conditions of the Merger Agreement. Any provision of the Merger Agreement, as amended by the First Amendment, inconsistent with the terms of this Second Amendment is hereby amended. Except as amended hereby, the Merger Agreement and the First Amendment remain unamended and in full force and effect.

[Signature Pages Follow]

          IN WITNESS WHEREOF, Shareholders, and Parent have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

INCENTRA SOLUTIONS, INC.

By:

Name: Thomas P. Sweeney III
Title: Chief Executive Officer

INCENTRA HELIO ACQUISITION CORP.

By:

Name: Thomas P. Sweeney III
Title: Chief Executive Officer

HELIO SOLUTIONS, INC.

By:

Name:
Title:

SHAREHOLDERS’ REPRESENTATIVE:

David Condensa, solely as Shareholders’ Representative

SHAREHOLDERS

David Condensa

Bert Condensa

Dave Auerweck

Kevin Hawkins

Terri Marine